UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/04/2012

Bazaarvoice, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35433

Delaware	20-2908277
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3900 N. CAPITAL OF TEXAS HIGHWAY, SUITE 300
AUSTIN, TEXAS 78746-3211
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2012, the Board of Directors (the "Board") of Bazaarvoice, Inc. (the "Company", "we" or "us") increased the size of the Board from eight directors to nine directors, appointed Sydney Carey as a member of the Board, effective immediately, and designated Ms. Carey as a Class III director to stand for election at the Company's 2014 annual meeting of stockholders. The Board also appointed Ms. Carey to serve as a member and chairperson of the Audit Committee of the Board and a member of the Compensation Committee of the Board.

The Board determined that Ms. Carey qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission ("SEC") and the applicable listing standards of the Nasdaq Stock Market ("Nasdaq Rules") and satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable Nasdaq Rules. The Board also determined that Ms. Carey is an "audit committee financial expert" as such term is defined by the rules and regulations of the SEC.

Ms. Carey is covered by our outside director compensation policy as described in Item 8.01 below, which description is incorporated into this Item 5.02 by reference. In accordance with the outside director compensation policy, Ms. Carey is eligible to receive annual cash retainers for Board service, Compensation Committee service, Audit Committee service and service as chairperson of the Audit Committee, an initial award of restricted stock upon joining the Board and an annual award, paid in restricted stock in 2012 and in cash or restricted stock at her election beginning in 2013, after the market closes on the date of the Company's annual meeting of stockholders each year beginning in 2012.

On April 5, 2012, the Company issued a press release relating to the matters set forth above in this Item 5.02. A copy of the press release is filed herewith as Exhibit 99.1.

Item 8.01.    Other Events

On April 4, 2012, the Board amended and restated the Company's outside director compensation policy that is applicable to all of our outside directors, or our non-employee directors. The outside director compensation policy, as amended and restated, provides that each outside director will receive the following compensation for board services:

-        an annual cash retainer of $25,000 for board service;

-        an annual cash retainer of $40,000 for serving as the chairman of the board of directors, $20,000 for serving as the chairman of the audit committee, $10,000 for serving as chairman of the compensation committee and $6,250 for serving as chairman of the nominating and corporate governance committee;
-        an annual cash retainer of $6,500 for serving as a member of the audit committee, $3,750 for serving as a member of the compensation committee and $2,500 for serving as a member of the nominating and corporate governance committee;
-        reimbursement of reasonable, customary and documented travel expenses to meetings of the board of directors;
-        upon first joining the board of directors, an initial award with an aggregate value of $300,000 paid in restricted stock; and
-        after the market closes on the date of the annual meeting of our stockholders of each year, beginning in calendar year 2012, an automatic annual award with an aggregate value of $150,000, which annual award will be paid in restricted stock in calendar year 2012 and will paid in cash or restricted stock at the election of the outside director beginning in calendar year 2013.

With respect to the annual awards granted in calendar year 2013 and thereafter, our outside director compensation policy provides that the outside director will receive the award in the form of restricted stock if the outside director fails to make a timely election. Our outside directors will also be eligible to receive all types of awards, except incentive stock options, under our 2012 Equity Incentive Plan ("2012 Plan"), including discretionary awards not covered under our outside director compensation policy. All grants of awards to our outside directors are subject to the 2012 Plan in all respects. Directors who are employees will not receive any compensation for their service on our board of directors. An employee director who subsequently ceases to be an employee, but remains a director, will not receive an initial award described above.

An initial award shall vest as follows: One twelfth (1/12th) of the shares of restricted stock subject to such initial award shall vest on the date that is three months following the date such initial award was granted, and an additional one twelfth (1/12th) of the shares of restricted stock subject to such initial award shall vest on the corresponding day at the end of each three calendar month period thereafter (and if there is no corresponding day in any such calendar month, on the last day of the month), subject to the outside director's continued service as a director of the Company through each such date. Unvested shares of restricted stock subject to an initial award will be subject to forfeiture to the Company.

An annual award of restricted stock will vest as follows: One fourth (1/4th) of the shares of restricted stock subject to such annual award shall vest on the date that is three months following the date such annual award was granted, and an additional one fourth (1/4th) of the shares of restricted stock subject to such annual award shall vest on the corresponding day at the end of each three calendar month period thereafter (and if there is no corresponding day in any such calendar month, on the last day of the month), subject to the outside director's continued service as a director of the Company through each such date. Unvested shares of restricted stock subject to an annual award of restricted stock will be subject to forfeiture to the Company.

Our outside director compensation policy provides that, in the event of a change of control, any options and stock appreciation rights granted to an outside director under our 2012 Plan will vest fully and become immediately exercisable, all restrictions on his or her restricted stock or restricted stock units will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100.0% of target levels and all other terms and conditions met.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.        Description

99.1                Bazaarvoice, Inc. Press Release dated April 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazaarvoice, Inc.

Date: April 05, 2012	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Bazaarvoice, Inc. Press Release dated April 5, 2012